UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.      )

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

GARTNER, INC.

(Name of Registrant as Specified in Its Charter)

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CHANGE OF LOCATION AND ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MONDAY, JUNE 8, 2020

Gartner, Inc. issued the following press release on May 26, 2020, which relates to its proxy statement filed on April 22, 2020 (“Proxy Statement”), and furnished to its stockholders in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on Monday, June 8, 2020 the (“Annual Meeting”).

This supplement is being filed with the Securities and Exchange Commission to provide notice of a change of location of the Annual Meeting and is being made available to stockholders on or about May 26, 2020. Except as specifically revised by the information contained herein, the information in the Proxy Statement continues to apply and should be considered when voting shares.

THESE ADDITIONAL MATERIALS SHOULD BE READ IN CONJUNCTION WITH GARTNER, INC.’S PROXY STATEMENT AND OTHER PROXY MATERIALS.

Gartner	Press Release

Gartner Announces Annual Meeting of Stockholders Will Be Virtual Only

STAMFORD, Conn., May 26, 2020 — Gartner, Inc. (NYSE: IT), the world’s leading research and advisory company, today announced that its 2020 Annual Meeting of Stockholders has been changed to a virtual only meeting due to the public health concerns of the COVID-19 (Coronavirus) pandemic. In light of this change, stockholders will not be able to attend the Annual Meeting in person this year. The Annual Meeting will be held on Monday, June 8, 2020 at 10:00 a.m., EDT, as previously scheduled.

Stockholders of record at the close of business on April 14, 2020, are entitled to join the live virtual meeting and shall be able to listen, vote, and submit questions remotely. Stockholders may vote shares by visiting www.proxyvote.com. There is no change to the items of business to be addressed at the meeting, which are described in Gartner’s proxy materials.

VIRTUAL MEETING INFORMATION

On the day of the Annual Meeting, stockholders or their legal proxy holders must visit www.virtualshareholdermeeting.com/IT2020 to attend and participate in the virtual Annual Meeting, including to vote and submit questions on proposals during the meeting. Stockholders will need the 16-digit control number found on their proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials they previously received to submit questions, vote or examine the stockholder list at the virtual Annual Meeting. It is recommended that stockholders log in to the Annual Meeting website before the Annual Meeting begins. Online check-in will be available approximately 10 minutes before the meeting starts.

As always, Gartner encourages stockholders to vote in advance of the meeting by one of the methods described in the proxy materials. The previously distributed proxy card, voting instruction form and Notice Regarding the Availability of Proxy Materials will not be updated to reflect the change in meeting format and stockholders should continue to use them to vote. Stockholders who have already voted do not need to take any further action.

An electronic list of the stockholders of record as of the record date will be available for examination by stockholders at the Annual Meeting website during the meeting.

Additional information regarding the rules and procedures for participating in the virtual Annual Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting at the Annual Meeting website. The proxy statement and Annual Report are available on the Company’s Investor Relations website at https://investor.gartner.com.

ABOUT GARTNER

Gartner, Inc. (NYSE: IT) is the world’s leading research and advisory company and a member of the S&P 500. We equip business leaders with indispensable insights, advice and tools to achieve their mission–critical priorities today and build the successful organizations of tomorrow. Our unmatched combination of expert-led, practitioner-sourced and data-driven research steers clients toward the right decisions on the issues that matter most. We are a trusted advisor and an objective resource for more than 15,000 enterprises in more than 100 countries — across all major functions, in every industry and enterprise size. To learn more about how we help decision makers fuel the future of business, visit gartner.com.

CONTACTS

David Cohen

GVP, Investor Relations, Gartner

+1 203.316.6631

Kathleen Persaud

Director, Investor Relations, Gartner

+1 203.316.1672

investor.relations@gartner.com

Source: Gartner, Inc.

Gartner-IR